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                                                                   Exhibit 10.11

                                LEASE AGREEMENT

         THIS AGREEMENT made in duplicate on June 26, 2000

BY AND BETWEEN

                           KENNETH C. BUSSEY, LANDLORD

    AND                      Business Bank of California

IN CONSIDERATION of the payment of rent and the performance of various covenants, conditions and agreements herein contained, Landlord leases to Tenant the following described premises and property, which Tenant accepts in its present condition upon the terms, provisions and conditions of this Lease Agreement;

                               LEASED PREMISES:

                136 S. Arrowhead Ave, San Bernardino, Ca 92408

being a  commercial area and office units,
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     1.   TENANT'S COVENANTS: In consideration of the mutual promises, covenants and agreements contained herein, Tenant covenants and agrees with Landlord as follows:

     (a)  To pay rent promptly when due;

     (b) To commit no waste of the leased premises nor to permit any acts to be done thereon in violation of any law or ordinance, and not to use or permit the use of the leased premises for any illegal purpose;

     (c) To pay and discharge all taxes and assessments levied or assessed against the personal property of the Tenant situated upon the leased premises;

     (d) To keep the interior and exterior of the leased premises in a clean and orderly condition at all times during the term of this lease;

     (e) Upon expiration of the term stated herein, or upon sooner termination of this lease for any reason, to quit and surrender up the premises in as good order and condition as reasonable use and wear will permit, damage by the elements and other casualty excepted; provided, however, if Tenant holds over after said term with the consent of the Landlord, express or implied, such tenancy shall be construed as a tenancy from month to month upon the same terms and conditions as herein provided, and the Tenant agrees to pay rent and other charges prevailing at the expiration of said term, as herein provided;

     (f)  To save and hold harmless the Landlord from all liability and claim for damages by reason of any injury to any person or persons, including Tenant, or property of any kind whatsoever and to whomsoever belonging,
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          including Tenant's from any cause or causes whatsoever while in, upon, or in any way connected with the said leased premises during the term of this rental or any extension thereof or any occupancy hereunder, Tenant hereby covenanting and agreeing to indemnify and save harmless Landlord from all Liability, loss, cost and obligations on account of or arising out of any such injuries or losses however occurring, except as to any damage or injury caused by acts or omissions of the Landlord or his agents;

     (g) To make no structural alternations or repairs to the leased premises without the written consent of the Landlord first had and obtained and that such consent shall not be unreasonably withheld;

     (h) To pay and discharge all mechanics liens which may be filled against the rented premises during the term hereof or within sixty (60) days thereafter, which liens are filed by leased premises by or at the instance and request of the tenant. All sums expended by the Landlord in discharge of said liens shall be repaid to Landlord by Tenant immediately on demand.

     2. BUSINESS FIXTURES AND EQUIPMENT: It is expressly understood and agreed that Tenant may install business fixtures and equipment as may be necessary in the proper conduct of his business, and he may remove same upon expiration or termination of this lease, provided however that any damage caused by installation or removal shall be repaired by the Tenant; and in the event that the Tenant fails to do so, Landlord may repair any such damage and the Tenant shall be liable for the full cost thereof upon demand.
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     3.   DEFAULT: If default is made in the payment of rent of any sum herein agreed to be paid by the tenant, and not cured after ten (10) days' written notice, or in the performance of any agreement herein on its part to be performed and not cured after thirty (30) days' written notice, or if the Tenant be adjudged bankrupt or insolvent, then and in no event, the entire unpaid balance due for rent during the unexpired portion of the original term or any extended option period of this lease shall become immediately due and payable and shall not be apportioned, and it shall be lawful for the Landlord to re-enter upon the leased premises and take possession of them without process of law, and to terminate the lease.

     4. NOTICE: Any notice that either of the parties shall desire to give to the other party may be sent by register or certified mail, postage prepaid, return receipt requested, addressed to the party at its address as set forth herein, and it will be deemed received when deposited in the mail, or it may be delivered in person.

     5. ATTORNEYS' FEES: In the event either party or any assignee defaults and the other party commences legal proceedings to enforce the terms of this lease, or to terminate the tenancy herein, the prevailing party in any such action shall recover a reasonable sum as the Court may fix as attorneys' fees in addition to all other damages or relief granted.

     6. ASSIGNMENT: The Tenant shall not assign this rental nor sublet any portion of the whole of the lease premises, except as otherwise may be provided herein, without the written consent of the Landlord first had and
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          obtained and that such consent shall not be unreasonable withheld and any such consent of the Landlord to any assignment or subletting once given shall not be deemed to be a waiver of this covenant against subsequent assignment and subletting.

     7. CONDEMNATION: Where the entire or a substantial portion of the premises are condemned in a proceeding under eminent domain, the lease is terminated as of the date that Tenant is required to vacate the premises on written notice by Landlord or process of law pursuant to such condemnation proceedings; and the Tenant is relieved of the obligation to pay rent thereafter and not before. In the event of such condemnation proceedings the entire award for the taking of the land, buildings, and improvements owned by the Landlord shall belong to the Landlord.

     8. WAIVER: The waiver by Landlord of any breach of any term, covenant or condition of this rental shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this rental concerning which Landlord did not have notice.

     9. PUBLIC LIABILITY INSURANCE: The tenant shall obtain and maintain in force during the term of this rental or any extension or renewal thereof, public liability insurance protecting the Landlord and the Leasee against liability to the public and third persons from any act or omission arising
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          from Leasor's use or occupancy of the leased premises with insured limits of liability not less than $100,000/$300,000. The Tenant shall furnish Landlord with certificates of such insurance coverage, or copies of insurance policies showing compliance with this paragraph.

     10. GOVERNING LAW: This rental shall be governed by and shall be construed under the laws of the State of California. Tenant shall, at its cost and expense, comply with Federal, State, County, Municipal, and other governmental statues, ordinances, laws and regulations affecting the premises or any activity or condition on the premises.

     11. CHANGES AND AMENDMENTS: This lease agreement may not be changed or amended except by written agreement signed by all parties to the Rental.

     12. RENTAL CONSTRUED AS A WHOLE: The language in all parts of this Rental shall in all cases be construed as a whole according to its fair meaning upon the premises and recitals stated herein, and not strictly for or against either Landlord or Tenant.

     13. UTILITIES: The tenant shall pay and discharge as same become due and payable all charges and assessments for public utilities, electric power and gas furnished to the rented premises during the term of this Lease.

     14.  USE: Any lawful use
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     15.  RENT: In consideration of the granting of this rental, Tenant promises and agrees to pay Landlord at San Bernardino, California, the following sums per month as rent, payable monthly in advance beginning on the first day of the term hereof and continuing on the first day of each successive calendar month thereafter during the term of this rental:

          The sum of $ 2,250.00, Two Thousand Two Hundred Fifty Dollars and no/100.

     16. REPAIRS AND MAINTENANCE BY TENANT: Tenant at its expense shall be responsible for all repairs and maintenance of the entire leased premises during the term of this Leased property except for the roof and exterior painting, but including walls, interior painting and decorating, the plumbing, pipes and plumbing fixtures, electrical wiring and fixtures, floor and windows. The exterior of the rented premises must be kept free and clear of debris at all times. Upon assuming possession of the leased premises, the Tenant acknowledges that heating and air conditioning equipment situated thereon and installed for the use of the leased premises are in operable condition at the beginning of the term of this rental and all maintenance and necessary replacement of any air conditioning equipment and heating shall be the responsibility of Tenant at its expense during the term hereof. Landlord to upgrade air conditioning to a satisfactory level agreeable by both the tenant and the landlord.
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     17.  IMPROVEMENTS BY TENANT: Any improvements, additions to or alterations of the rented premises, except moveable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord, and shall not be moved by Tenant upon the termination of this rental.

     18. TIME OF THE ESSENCE: Time is of the essence concerning the performance by Landlord and Tenant of all terms, provisions, conditions and covenants of this Rental.

     19. BINDING ON SUCCESSORS: The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators, and assigns of all the parties hereto.

     20. AUTHORITY TO ENTER INTO RENTAL: Tenant acknowledges it has caused its corporate name and seal to be affixed hereto, and this Rental shall be executed by its President and/or Executive Vice President, who are duly authorized to do so pursuant to its By-Laws or a resolution of its Board.

     21.  PARKING: 20 spaces will be allotted.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement the day and year first above written.

     22. TERM OF LEASE: This lease shall be for a term of one-year beginning August 1, 2000, with the option to renew annually.
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     23.  TERMINATION OF LEASE: If Leasee is unable to take possession the leased premises by August 15, 2000, this lease shall be terminated immediately.


          /s/ Kenneth C. Bussey
          --------------------------
          LANDLORD

          Kenneth C. Bussey
          2640 North "D" Street

          Apt. 6
          San Bernardino, CA

          Accepted and approved:



          Business Bank of California

          /s/
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          Dated this day June 26, 2000